Exhibit 10.75

FIFTH AMENDMENT TO
COMMON SECURITY AND ACCOUNT AGREEMENT

This Fifth Amendment, dated as of October 8, 2021 (the “Fifth Amendment”), amends the Amended and Restated Common Security and Account Agreement, dated as of May 22, 2018 (as amended by the First Amendment, dated as of November 28, 2018, the Second Amendment, dated as of August 30, 2019, the Third Amendment, dated as of November 16, 2020, the Fourth Amendment, dated as of April 1, 2021, and as further amended, amended and restated, modified or supplemented from time to time, the “Common Security and Account Agreement”), by and among Cheniere Corpus Christi Holdings, LLC (the “Company”), Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC (the “Guarantors” and, together with the Company, the “Securing Parties”), the Senior Creditor Group Representatives party thereto and that accede thereto from time to time, for the benefit of all Senior Creditors, Société Générale as Intercreditor Agent for the Facility Lenders and any Hedging Banks, Société Générale as Security Trustee, and Mizuho Bank, Ltd. as Account Bank. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Common Security and Account Agreement.

WHEREAS, Section 11.1 (Restricted Payments) of the Common Terms Agreement provides that the Borrower may make Restricted Payments quarterly after the Project Completion Date, provided the conditions set forth in Section 11.1 (Restricted Payments) are met;

WHEREAS, the Borrower would like the ability to be able to make Restricted Payments on a monthly basis subject to reserving each month a proportionate share of the Senior Debt Obligations due and payable on the next Quarterly Payment Date and to update Schedule H (Details of Initial Accounts) to the Common Security and Account Agreement to add the account for such monthly reserve accruals; and

WHEREAS, pursuant to the Intercreditor Agreement, the Requisite Intercreditor Parties have authorized the Intercreditor Agent to instruct the Security Trustee to amend the Common Security and Account Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

Section 1. Amendments to Common Security and Account Agreement. The
Company, the Guarantors and the Security Trustee each agree that the Common Security and Account Agreement is hereby amended by:

(a)     adding the following definitions to Section 1.3 (Definitions) of Schedule A (Common Definitions and Rules of Interpretation) to the Common Security and Account Agreement:

(i)“DSAA Reserve Amount” means as of any date on or after the Project Completion Date, an amount necessary to pay Senior Debt Obligations projected to be due and payable by or on the next Quarterly Payment Date (assuming that no Event of Default will occur during such period) taking into account, with respect to interest, the amount of interest that would accrue on the aggregate principal amount of Senior Debt outstanding for the covered three-month period after giving effect to a Permitted Hedging Instrument in respect of interest rates then in effect; provided that (a) Senior Debt Obligations projected to be due and payable for purposes of this calculation shall not include (i) Working Capital Debt; (ii) any voluntary or mandatory prepayments; (iii) commitment fees, front end fees, structuring, original issue discount, arrangement fees and letter of credit fees; or (iv) Hedging Termination Amounts and (b) for purposes of the calculation of the scheduled principal payment of Senior Debt, any final balloon payment of Senior Debt shall not be taken into account and instead only the equivalent of the principal payment on the immediately preceding Payment Date for payment of principal prior to such balloon payment shall be taken into account.”

(ii)“Senior Debt Service Accrual Account” means the account of that name established pursuant to Section 4.5(m) (Senior Debt Service Accrual Account) of the Common Security and Account Agreement.

(b)      adding a new clause (xiv) to Section 4.3(a) (Accounts) of the Common Security and Account Agreement as set forth below, deleting the “and” at the end of clause (xii) and replacing the period at the end of clause (xiii) with “; and”:

a Senior Debt Service Accrual Account, established and operated as provided in Section 4.5(m) (Senior Debt Service Accrual Account).

(c)     adding a new Section 4.5(m) (Senior Debt Service Accrual Account) to the Common Security and Account Agreement as set forth below:

(m) Senior Debt Service Accrual Account

(i)The Borrower shall establish a segregated, secured Senior Debt Service Accrual Account and amounts may be deposited in, or transferred or credited to, the Senior Debt Service Accrual Account in accordance with Section 4.7(a)(ix) (Cash Waterfall).

(ii)    Funds may be withdrawn from the Senior Debt Service Accrual Account at any time; provided that any such funds shall be applied to the payment of Senior Debt Obligations or paid into the Revenue Account for application in accordance with Section 4.7(a) (Cash Waterfall), as the case may be.

(d) amending Section 4.5(i)(iv) (Senior Debt Service Reserve Account) of the Common Security and Account Agreement by inserting the double-underlined text (example: double-underlined text) and deleting the stricken text (example: ~~stricken text~~) as set forth below:

(iv)    The Senior Debt Service Reserve Account shall be used to pay Senior Debt Obligations then due if there would otherwise be no funds available in the Senior Debt Service Accrual Account or the Revenue Account to meet such Senior Debt Obligations in accordance with the priority set forth in Section 4.7 (Cash Waterfall).

(e)        amending the first paragraph of Section 4.7(a) (Cash Waterfall) of the Common Security and Account Agreement by inserting the double-underlined text (example: double-underlined text) and deleting the stricken text (example: ~~stricken text~~) as set forth below:

Unless a Loan Facility Declared Default, Indenture Declared Default or any other Declared Event of Default occurred and is Continuing, pursuant to Section 4.6(a) (Control and Investment of Funds in Accounts), the Company may request or instruct the Account Bank, at the following times, to withdraw funds from the Revenue Account and, where contemplated below, the Senior Debt Service Accrual Account or the Senior Debt Service Reserve Account, and shall procure that such funds be applied in the following order of priority and solely for the following purposes:

(f)        amending Section 4.7(a)(iii)(B) (Cash Waterfall) of the Common Security and Account Agreement by inserting the double-underlined text (example: double-underlined text) and deleting the stricken text (example: ~~stricken text~~) as set forth below:

such payments shall be made:

(1) first, from the Senior Debt Service Accrual Account ~~from the Revenue Account; and~~

(2) second, from the Revenue Account; and

(3) third, from the Senior Debt Service Reserve Account (to the extent of any deficiency in funds available in the Senior Debt Service Accrual Account and Revenue Account);

(g)        amending Section 4.7(a)(ix) (Cash Waterfall) of the Common Security and Account Agreement by inserting the double-underlined text (example: double-underlined text) and deleting the stricken text (example: ~~stricken text~~) as set forth below:

ninth, to make other payments as and when permitted by the Finance Documents, including (A) for deposit into the Senior Debt Service Accrual Account and (B) for deposit into the Equity Proceeds Account or into the Expansion Equity Proceeds Account or for Restricted Payments if, in each case under this clause (B), the conditions for Restricted Payments under each Senior Debt Instrument (including Section 11.1 (Conditions to Restricted Payments) of the Common Terms Agreement and any comparable provision in any Senior Debt Instrument then in effect) are satisfied; provided that if the circumstances set forth in Section 3.4(a)(viii) (Mandatory Prepayments—Restricted Payments) of the Common Terms Agreement apply on any Quarterly Payment Date, payments shall be made at this level of the waterfall as set forth in Section 3.4(a)(viii) (Mandatory Prepayments—Restricted Payments) of the Common Terms Agreement.

(h)         adding a new row to the “Initial Accounts” table set forth in Schedule H (Initial Accounts) to the Common Security and Account Agreement as set forth below:

Senior Debt Service Accrual Account	CCH Senior Debt Service Accrual Account	Checking	H10-740-047999

Section 2. Effectiveness. This Fifth Amendment shall be effective upon (x) the receipt by the Intercreditor Agent of executed counterparts of this Fifth Amendment by the Company and each Guarantor and (y) the execution of this Fifth Amendment by the Intercreditor Agent.

Section 3. Finance Document. This Fifth Amendment constitutes a Finance Document as such term is defined in, and for purposes of, the Amended and Restated Common Terms Agreement, dated as of May 22, 2018, as amended by the First Amendment, dated as of November 28, 2018, the Second Amendment, dated as of August 30, 2019, the Third Amendment, dated as of November 8, 2019, the Fifth Amendment, dated as of November 26, 2019, the Fifth Amendment, dated as of November 30, 2020, the Sixth Amendment, dated as of April 1, 2021, and as further amended, amended and restated, modified or supplemented from time to time, by and among the Securing Parties, Société Générale as the Term Loan Facility Agent, The Bank of Nova Scotia as the Working Capital Facility Agent, each other Facility Agent on behalf of its respective Facility Lenders and Société Générale as the Intercreditor Agent.

Section 4. GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES WITHOUT REGARD TO CONFLICTS OF

LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 5. Headings. All headings in this Fifth Amendment are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

Section 6. Binding Nature and Benefit. This Fifth Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted transfers and assigns.

Section 7. Counterparts. This Fifth Amendment may be executed, manually or electronically, in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Fifth Amendment by facsimile or in electronic document format (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.

Section 8. No Modifications; No Other Matters. Except as expressly provided for herein, the terms and conditions of the Common Security and Account Agreement shall continue unchanged and shall remain in full force and effect. Each amendment granted herein shall apply solely to the matters set forth herein and such amendment shall not be deemed or construed as an amendment of any other matters, nor shall such amendment apply to any other matters.

Section 9. Electronic Execution of Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Fifth Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to the Common Security and Account Agreement to be duly executed and delivered as of the day and year first above written.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC, as the Company

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

CORPUS CHRISTI LIQUEFACTION, LLC, as Guarantor

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

CHENIERE CORPUS CHRISTI PIPELINE, L.P., as Guarantor

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

CORPUS CHRISTI PIPELINE GP, LLC, as Guarantor

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

SIGNATURE PAGE TO FIFTH AMENDMENT TO
CCH A&R COMMON SECURITY AND ACCOUNT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to the Common Security and Account Agreement to be duly executed and delivered as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Security Trustee

By:	/s/ Sabryna El Khemir
Name:	Sabryna El Khemir
Title:	Director
SIGNATURE PAGE TO FIFTH AMENDMENT TO
CCH A&R COMMON SECURITY AND ACCOUNT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to the Common Security and Account Agreement to be duly executed and delivered as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE,
as Intercreditor Agent, on its own behalf and on behalf of the Intercreditor Parties, solely for purposes of consenting to the Security Trustee’s execution of the amendment pursuant to Section 7.2(a)(i) of the Common Security and Account Agreement

By:	/s/ Sabryna El Khemir
Name:	Sabryna El Khemir
Title:	Director

SIGNATURE PAGE TO FIFTH AMENDMENT TO
CCH A&R COMMON SECURITY AND ACCOUNT AGREEMENT